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                                                                 Exhibit 10.5(e)

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT, dated December 20, 1996, is made by and between Easco Corporation, a Delaware corporation (the "Company") and a direct subsidiary of Easco, Inc. (the "Parent"), and Joseph M. Byers (the "Executive").

                                    RECITALS:

         A. It is the desire of the Company to assure itself of the management services of the Executive by engaging him as the Vice President -- Sales and Marketing of the Company.

         B. The Executive desires to commit himself to serve the Company on the terms herein provided.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS.

                  (a) "ANNUAL BASE SALARY" is defined in Section 5(a).

                  (b) "BENEFITS" is defined in Section 5(b).

                  (c) "BOARD" shall mean the Board of Directors of the Company.

                  (d) A "BONUS YEAR" shall be a 12-month period beginning on January 1 of any given year and ending on December 31 of such year, except that the first Bonus Year shall commence on the Start Date and shall terminate December 31, 1997.

                  (e) "CAUSE": For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder for matters arising out of or related to

                           (i) the Executive's personal dishonesty, inability or
                  unwillingness to perform duties appropriate to his employment by the Company or any Subsidiary, willful misconduct, material conflict of interest or material breach of fiduciary duty owed to the Company or any Subsidiary,

                           (ii) any material (as opposed to technical) willful
                  violation of any law, rule, regulation or final cease-and-desist order, or

                           (iii) any material breach by Executive of any
                  provision of any agreement between the Executive (on the one hand) and the Company or any Subsidiary or other parties (on the other hand) which remains uncured for more than ten days after written notice describing such breach is given to the Executive by the Company or the Subsidiary.

                  (f) "COMMITTEE" shall mean the Compensation Committee of the Board.



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                  (g) "DISABILITY" shall mean the absence of the Executive from the Executive's duties to the Company on a full-time basis for a total of 16 weeks during any 12-month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                  (h) "GOOD REASON" shall mean the Company's failure to vest in Executive the duties and responsibilities consistent with those set forth in Section 3 or failure to make any payment to the Executive when due which, in either case, remains uncured for more than ten days after written notice describing such breach is given to the Company to the Executive.

                  (i) "HOSTILE SALE OF THE PARENT OR COMPANY" shall mean a Sale of the Parent or Company described in subsection (k)(i) which is not approved by a majority of the members of the Board of Directors of the Parent who had such status as of the consummation of the transaction and also as of the date one year prior thereto. If on the date of such consummation there are no people satisfying such condition then the transaction shall be deemed to be a Hostile Sale of the Parent or Company.

                  (j) "PERFORMANCE BONUS" is defined in Section 5(c).

                  (k) "SALE OF THE PARENT OR COMPANY" shall mean

                           (i) a sale by one or more stockholders in one
                  transaction or a series of related transactions, of equity securities representing more than 50% of the aggregate voting power of shares entitled to vote in the election of directors of the Parent or the Company, or

                           (ii) a liquidation, dissolution or other winding up
                  of the Parent or the Company.

                  (l) "START DATE" shall mean November 26, 1996.

                  (m) "STOCK" shall mean the $.01 par value common stock of the Parent.

                  (n) "SUBSIDIARY" shall mean any direct or indirect subsidiary of the Company.

                  (o) "TERM OF EMPLOYMENT" is defined in Section 2.

         2. EMPLOYMENT. The Company shall employ the Executive and the Executive shall enter the employ of the Company, for the period set forth in this Section 2, in the positions set forth in Section 3 and upon the other terms and conditions herein provided. The term of employment under this Agreement shall commence on the Start Date and continue indefinitely until terminated pursuant to Section 7 (the "Term of Employment").

         3. POSITION AND DUTIES. During the Term of Employment, the Executive shall serve as the Vice President -- Sales and Marketing of the Company and shall have such duties, functions, responsibilities and authority as are consistent with the Executive's position as an executive responsible for sales and marketing at the Company.

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         4. PLACE OF PERFORMANCE. In connection with his employment during the
Term of Employment, the Executive shall be based at the corporate headquarters of the Company currently located in Girard, Ohio, but subject to relocation at the mutual agreement of the Company's Chief Executive Officer and the Board.

         5. COMPENSATION AND RELATED MATTERS.

                  (a) ANNUAL BASE SALARY. The Executive shall receive a base salary ("Annual Base Salary") at a rate of $138,900 per annum, payable in accordance with the Company's payroll practice for senior executives.

                  (b) BENEFITS. During the Term of Employment, the Executive shall be entitled to such health, dental, life and disability insurance coverage and other similar benefits as the Company provides to its senior executive employees generally.

                  (c) PERFORMANCE BONUS. As additional compensation for services rendered, for each Bonus Year contained within the Term of Employment, the Executive shall be eligible to receive a cash Performance Bonus in an amount ranging from 0% to 150% of his Annual Base Salary, with such percentage to be determined on the basis of the Company's financial performance as set forth in a separate document to be approved by the Committee (the "Schedule"). The Performance Bonus for each Bonus Year shall be paid no later than 15 days after the amount of such has been finally determined.

                  (d) EXPENSES. The Company shall promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties to the Company upon submission of proper documentation therefor.

         6. SPECIAL INITIAL COMPENSATION

                  (a) SIGNING BONUS. Company shall pay Executive $200,000 in cash under the following payment terms:


                           Promptly after Execution
                           of this Agreement                           $100,000

                           First Anniversary
                           of Start Date                               $50,000


                           Second Anniversary
                           of Start Date                               $50,000



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         Executive shall be required to return the following indicated amounts to the Company upon the termination of his employment

                           (i) by the Company for Cause or

                           (ii) by the Executive for any reason other than
                  Death, Disability or Good Reason

         prior to the indicated respective dates.


                           Second Anniversary
                           of Start Date                      $100,000

                           Third Anniversary
                           of Start Date                      $50,000

                           Fourth Anniversary
                           of Start Date                      $50,000.


                  (b) STOCK GRANT. Promptly following execution and delivery of this Agreement and completion of all applicable registration and listing requirements, and upon Executive's payment to the Parent of the $.01 per share par value thereof, the Parent shall issue to the Executive 12,500 shares of Stock. Unless registered pursuant to applicable federal and state securities laws, such Stock shall bear a customary legend restricting transferability.

                  (c) LOAN. Pursuant to a separate note and security agreement Company will lend the Executive an amount equal to his additional 1996 Federal and State income taxes incurred by reason of the Stock grant described in subsection 6(b), or such lesser amount as the Executive shall elect. Such note shall bear interest, with annual compounding, at the applicable Federal Mid-Term Rate set forth pursuant to Section 1274(d)(1) for the month of the loan and shall provide for repayment in three equal installments on December 31, 1997, 1998 and 1999. The proceeds of such loan shall be disbursed to Executive not later than the time or times that Executive shall make the applicable tax payments provided that the Executive has furnished to the Company, reasonably in advance, information sufficient for the Company to calculate the amount of the loan.

                  (d) STOCK OPTIONS. Pursuant to separate stock option grant letters and, as applicable, the terms of the Company's Stock Option Plan, the Company shall grant the Executive options with respect to 37,500 shares of Stock. One-half of these options shall be exercisable at $3.00 per share and one-half at $6.00 (which was the fair market value at the date of grant, November 24, 1996 by the Committee, subject to approval of the Board (which was obtained November 26, 1996, subject to entering into this Agreement)). These options shall become exercisable in 33 1/3% installments on the first, second and third anniversaries of the Start Date, provided that the Executive is still employed on each of such respective dates and provided further that no option shall be exercisable in any year to the extent that by reason of such exercise any portion of the compensation payable to the Executive would fail to be deductible by the Company or Parent by reason of
         Section 162(m) of the Internal Revenue Code of 1986. The options shall also be fully vested, and, at the election of the

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         Parent, settled for cash in connection with a Sale of the Parent or
         Company, in a manner similar to that specified in one or more recently executed agreements of other senior executives of the Company.

                  (e) ADDITIONAL STOCK OPTIONS. Pursuant to separate stock option grant letters and, as applicable, the terms of the Company's Stock Option Plan, the Company shall grant the Executive options with respect to 50,000 shares of Stock, exercisable at $5.75 (which was the fair market value at the date of grant, November 26, 1996).

                           (i) These options shall become exercisable in 33 1/3%
                  installments on January 1, 1998, January 1, 1999 and January 1, 2000, provided that:


                                    (A) The Executive is still employed on each
                           of such respective dates, and

                                    (B) Either

                                             (1) The Company's Earnings for the
                                    Contract Year immediately preceding such date is at least 80% of the Target Earnings for such Contract Year indicated on the Schedule, or

                                             (2). The total of the Company's
                                    Earnings for the Contract Year immediately preceding such date and the Company's Earnings for the Contract Year containing such date is at least 80% of total of the Target Earnings for such two Contract Years indicated on the Schedule.

                           (ii) Notwithstanding the above, the options shall
                  also be fully vested

                                    (A) On the seventh anniversary of the Start
                           date if the Executive is employed on such date, or

                                    (B) in connection with a Sale of the Parent
                           or Company, (and also, at the election of Parent, cashed out) in a manner similar to that specified in one or more recently executed agreements of other senior executives of the Company.


         7. TERMINATION. The Executive's employment hereunder may be terminated by the Company or the Executive, as applicable, without any breach of this Agreement only under the following circumstances:

                  (a) DEATH. The Executive's employment hereunder shall terminate upon his death.

                  (b) DISABILITY. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of Employment, the Company may give the Executive written notice in accordance with Section 13(b) of its intention to terminate

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         the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties. The Executive shall continue to receive his Annual Base Salary and Benefits until the date of termination.

                  (c) CAUSE. The Company may terminate the Executive's employment hereunder for Cause.

                  (d) WITHOUT CAUSE. The Company may terminate the Executive's employment hereunder without Cause upon 30 days notice.

                  (e) GOOD REASON. The Executive may terminate his employment hereunder for Good Reason upon 30 days notice.

                  (f) NOTICE OF TERMINATION. Any termination of the Executive's employment hereunder by the Company (or by the Executive pursuant to subsection (e)) shall be communicated by a notice of termination to the Executive (or to the Company, as appropriate). For purposes of this Agreement, a "notice of termination" shall mean a written notice which
         (i) indicates the specific termination provision in the Agreement relied upon, (ii) sets forth in reasonable detail any facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision indicated and (iii) specifies the effective date of the termination.

         8. SEVERANCE BENEFITS.

                  (a) TERMINATION WITHOUT CAUSE: If the Executive's employment shall terminate without Cause (pursuant to Section 7(d)) or with Good Reason (pursuant to Section 7(e)), then, if the Executive agrees to comply with the provisions of paragraph (ii),

                           (i) the Company shall continue to pay the Executive
                  his Annual Base Salary under the payment schedule otherwise in effect and pay the Executive's COBRA premium, until the earlier of

                                    (A)
                                             (I) if the termination occurs
                                    within six months following a Hostile Sale of the Parent or Company, the second anniversary of such termination, or

                                             (II) if the termination occurs
                                    under any other circumstances, the first anniversary of such termination, and

                                    (B) the date Executive commences other paid
                           employment with a regular work schedule of at least 35 hours per week;

                           (ii) such payments shall be made provided that the
                  Executive agrees in writing


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                                    (A) to a general release of the Parent, the
                           Company and affiliates in the form used generally by the Company in the case of the termination of employment of senior executives,

                                    (B) actively to seek other paid employment,
                           and

                                    (C) that he shall not, so long as he is
                           receiving payments pursuant to Section 8(a)(i), without the prior written consent of the Board, directly or indirectly engage in, or have any interest in, or manage or operate any person, firm, corporation, partnership or business (whether as director, officer, employee, agent, representative, partner, security-holder, consultant or otherwise) that engages in the business of providing soft alloy aluminum extrusions or vinyl extrusions, and which directly compete with the Company in any of its markets; PROVIDED, HOWEVER, that Executive shall be permitted to acquire stock in such a corporation provided such stock is publicly traded and the stock so acquired is not more than one percent of the outstanding shares of such corporation.

                  (b) TERMINATION BY DISABILITY: If the Executive's employment is terminated by reason of the Executive's Disability, the Executive or his estate shall continue to receive his Annual Base Salary until the date Executive's employment terminates.

         9. REPRESENTATIONS OF EXECUTIVE.

                  (a) The Executive represents that he is under no contractual or other legal constraint which would prevent him from executing this Agreement or carrying out in full his responsibilities hereunder. Executive indemnifies the Company from any cost, loss, liability, damage or expense (including attorney's fees) which it may incur by reason of any breach of the representation set forth in this Section 9(a).

                  (b) The Executive also represents, warrants and covenants that:

                           (i) he is an "accredited investor" within the meaning
                  of Rule 501(a) under the Securities Act of 1933 (the "Act");

                           (ii) the purchase of the Stock hereunder by the
                  Executive will be for his own account;

                           (iii) the Executive has such knowledge and experience
                  in financial and business matters that he is capable of evaluating the merits and risks of purchasing the Stock and has been provided with comprehensive disclosure regarding all aspects of the Company's business;

                           (iv) the Executive is not acquiring Stock with a view
                  to any distribution thereof in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction; and

         10. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

         The shares of Stock deliverable pursuant to Section 6 or upon the exercise of an option, or any portion thereof, may be either previously authorized but unissued shares or issued

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shares which have then been reacquired by the Parent. Such shares shall be fully paid and nonassessable. The Parent shall not be required to issue or deliver any certificate or certificates for shares of Stock granted pursuant to Section 6 or purchased upon the exercise of an option or portion thereof prior to fulfillment of all of the following conditions:

                  (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

                  (b) The lapse of such reasonable period of time following the exercise of the option as the Committee may from time to time establish for reasons of administrative convenience.

         11. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Executive acknowledges that during his employment he will have access to:

                  (a) confidential or secret plans, programs, documents, agreements, internal management reports, financial information or other material relating to the business, services or activities of the Company, and

                  (b) trade secrets, market reports, customer investigations, customer lists and other similar information that is proprietary information of the Company

(collectively referred to as "Confidential Information"). The Executive acknowledges that such Confidential Information as is acquired and used by the Company is a special, valuable and unique asset of the Company. In addition, all records, files and other materials obtained by the Executive in the course of his employment with the Company shall remain the property of the Company. The Executive will not use Confidential Information or property of the Company for his own benefit or the benefit of any person or entity with which he may be associated. The Executive will not disclose any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Company. The obligations of this Section shall not apply to (i) information that enters the public domain without a breach of this Agreement by the Executive or (ii) information developed by or known to the Executive independently of disclosure to him by the Company.

         12. BINDING ON SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Parent, the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

         13. GOVERNING LAW. This Agreement shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of New York.

         14. CONSENT AND JURISDICTION. Each party hereto irrevocably and unconditionally

                  (a) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction or will not accept jurisdiction, in the Supreme Court of the State of New York, New York County,


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                  (b) consents to the jurisdiction of any such court in any such suit, action or proceeding, and

                  (c) waives any objection which such party may have to the laying of venue of any such, suit, action or proceeding in any such court.

         15. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         16. NOTICES. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

                  (a) If to the Parent or the Company, addressed to:

                               Theodore C. Rogers
                               American Industrial Partners
                               551 Fifth Avenue
                               Suite 3800
                               New York, NY 10176

                           With a copy to:

                               Jed W. Brickner
                               Latham & Watkins
                               885 Third Avenue
                               Suite 1000
                               New York, NY 10022

                  (b) If to the Executive, to him at the address set forth below under his signature;

or at any other address as any party shall have specified by notice in writing to the other parties.

         17. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         18. ENTIRE AGREEMENT. The terms of this Agreement and the other documents contemplated hereby are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement and the other documents contemplated hereby shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.


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         19. AMENDMENTS; WAIVERS. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive, and the Chief Executive Officer of the Company. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; PROVIDED, HOWEVER, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                                            EXECUTIVE



                                            /s/ Joseph M. Byers
                                            ----------------------------------
                                            Joseph M. Byers
                                            7521 Woodsprince Lane
                                            Hudson, Ohio  44236


                                            EASCO CORPORATION





                                            By: /s/ Norman E. Wells, Jr.
                                                ------------------------------
                                                Name:  Norman E. Wells, Jr.
                                                Title: Chief Executive Officer



                                            EASCO INC.




                                            By: /s/ Donald W. Davis
                                                ------------------------------
                                                Name:  Donald W. Davis
                                                Title: Chairman of the Board

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